UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2014

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On November 28, 2014, the Company entered into an agreement to purchase 4,298,533 shares of Company common stock from the Estate of ReiJane Huai for a total purchase price of $4,685,400.97.   The Company will take those shares into Treasury and the number of shares of FalconStor Software, Inc., common stock issued and outstanding will be decreased by 4,298,533.

The transaction is expected to be completed by December 3, 2014.

The Stock Purchase Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number	Description

99.1	Stock Purchase Agreement dated November 28, 2014, between FalconStor Software, Inc., and Shu-Wen Huai, Executor of the Estate of ReiJane Huai, Deceased

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014

	By:	/s/ Louis J. Petrucelly
		Name:	Louis J. Petrucelly
		Title:	Chief Financial Officer , Executive Vice President and Treasurer